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                                                                   Exhibit 10.13


                             EMPLOYMENT AGREEMENT

                             TIMOTHY J. HOUGHTON



                THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into on this 2nd day of January, 1997, by and between HAWK CORPORATION, a Delaware corporation (the "Company"), and TIMOTHY J. HOUGHTON, residing at 501 Stone Ridge, St. Louis, Missouri 63122 ("Houghton").

                WHEREAS, Houghton is currently employed by Houghton Acquisition Corporation, a Missouri corporation, doing business as Hutchinson Foundry Products Company, ("HFP") as its President and is a member of its Board of Directors;

                WHEREAS, the Company and Houghton have entered into a Stock Purchase Agreement, dated November 7, 1996 (the "Stock Purchase Agreement"), providing for the purchase by the Company of all of the common stock and certain Preferred Stock Notes of HFP;

                WHEREAS, HFP, after the closing of the Stock Purchase Agreement, will be a wholly-owned subsidiary of the Company and the Company will assign this Agreement in favor of HFP;

                WHEREAS, Houghton has unique talents and experiences which are of value to HFP; and

                WHEREAS, Houghton has agreed to continue in his employment with HFP following consummation of the Stock Purchase Agreement on the terms set forth in this Agreement.

                NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein, the Company and Houghton agree as follows:

                1. EMPLOYMENT. The Company hereby employs Houghton, and Houghton agrees to be employed by the Company, upon and subject to the Closing in the position set forth in paragraph 3 below, for a period of three years commencing on the Closing of the Stock Purchase Agreement, and terminating at the close of business on December 31 prior to the third anniversary of the Closing. The period during which Houghton is employed hereunder is hereinafter referred to as the "Employment Period."


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                2.       COMPENSATION AND BENEFITS.

                         (a) BASE SALARY. The Company shall cause HFP to pay
Houghton a salary at the rate of $160,000 per year for each year of the Employment Period (the "Base Salary"). The Company shall cause HFP to pay the Base Salary to Houghton in equal installments on HFP's normal pay periods. Houghton's Base Salary will be reviewed by the Company (without Houghton's participation) annually, and will be subject to further increase, but not decrease, in the Company's sole discretion.

                         (b) BONUS. During the Employment Period, Houghton shall
be entitled to earn an annual incentive bonus (the "Annual Bonus") based on the growth of HFP's earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the applicable calendar year. Within 30 days after the Company's receipt of the year end audit or review of the Company's financial statements for the preceding fiscal year by the independent certified public accountant of the Company (the "Financial Statements"), but in no event later than April 30 of each year, the Company shall cause HFP to pay Houghton a cash incentive payment for the fiscal year provided HFP's EBITDA for such year exceeds, by a minimum of 10%, HFP's EBITDA for its fiscal year prior to that year. The Annual Bonus for the 1997 fiscal year shall be calculated and determined based upon HFP's actual EBITDA for fiscal year 1996 or $2,500,000, whichever is greater ("1996 EBITDA"). Annual Bonus shall be payable if EBITDA for 1997 exceeds 1996 EBITDA and for years subsequent to 1997 if HFP's EBITDA exceeds the prior year (i) by 10% but less than 11% the Annual Bonus shall be equal to 162/3 of 50% of Base Salary, (ii) by 11% but less than 12% the Annual Bonus shall be equal to 331/3 of 50% of Base Salary, (iii) by 12% but less than 13% the Annual Bonus shall be equal to 50% of 50% of Base Salary, (iv) by 13% but less than 14% the Annual Bonus shall be equal to 662/3 of 50% of Base Salary, (v) by 14% but less than 15% the Annual Bonus shall be equal to 832/3% of 50% of Base Salary, and (vi) by 15% or more, the Annual Bonus shall be equal to 50% of Base Salary. In addition, Houghton shall receive a cash payment equal to 5% of the EBITDA increase greater than 15% of EBITDA for each year except with respect to 1996 for which the increase shall be based on the 1996 EBITDA of the Employment Period. EBITDA shall be determined by the Company's independent accountant consistent with GAAP used for HFP's December 31, 1995 audited financial statement and a written report thereof shall be delivered to Houghton. HFP's interest, income taxes, depreciation, amortization and corporate charges to support a home office for Company and other charges not directly attributed to the operation of the business of HFP in its ordinary course shall be added to HFP's net income (loss) and excess capital charges calculated as twelve percent (12%) of capital expenditures of HFP in excess of One Hundred Thousand Dollars ($100,000) shall be subtracted by said accountants to determine EBITDA for the purpose hereof. Pass through charges such as insurance, accounting, legal and travel expenses directly attributed to the operation of the business of HFP in its ordinary course shall not be adjusted. The Company shall make available copies of the financial statements to Houghton. Any disputes with respect to the amount of HFP's EBITDA for purposes of this paragraph 2(b) shall be conclusively resolved by the Company's auditors.


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                         (c) BENEFITS. The Company will cause HFP to provide
Houghton with health insurance benefits and disability insurance at least equivalent to those previously provided to Houghton by HFP. In addition, the Company shall cause HFP to provide or maintain $1,000,000 term life insurance coverage provided it is available at standard rates for the benefit of Houghton or his designated beneficiary. Houghton shall also be entitled to participate, subject to any applicable eligibility requirements, in any HFP benefit program offered to executive employees by HFP, including any 401(k), retirement or pension plan.

                         (d) VACATION. Houghton shall be entitled to four weeks
of paid vacation during each year of the Employment Period. Unused paid vacation leave may not be carried over to subsequent years.

                         (e) BUSINESS EXPENSES. During the Employment Period,
the Company shall cause HFP to reimburse Houghton for all reasonable and necessary business expenses incurred in the ordinary course of HFP's business by Houghton on behalf of HFP upon Houghton's submission of a written report that details the nature and amount of such expenses consistent with Internal Revenue Service requirements that will permit HFP to deduct such expenses (or a percentage thereof) on HFP's federal income tax return as other than compensation. In addition, the Company shall cause HFP to provide a country club allowance of $600 per month during the term of this Agreement.

                         (f) AUTOMOBILE. During the Employment Period, the
Company shall cause HFP to continue to provide Houghton a vehicle comparable to his present vehicle. At such time as the vehicle is three (3) years old, Houghton shall, in his sole discretion, replace the vehicle with a vehicle that is comparable. All vehicle costs shall be borne by HFP.

                3.       POSITION, DUTIES AND AUTHORITY.

                         (a) POSITION AND DUTIES. Houghton shall, during the
Employment Period, serve as President of HFP, reporting and responsible to the Chairman and/or the Vice Chairman of the Board of Directors and such other person or persons as may be designated by the Company. As President during the Employment Period, Houghton shall perform such duties and responsibilities as the Company shall request from time to time with respect to the business of HFP, including but not limited to the following: (i) managing the policy, strategy and day-to-day operations of the business; (ii) cooperating in the identification, hiring and promotion of key management; (iii) promptly furnishing accurate written reports, data, analyses or information pertaining to HFP as may be required, from time to time, as determined by the Company; (iv) observing and complying with such standards and procedures as may, from time to time, be established by the Company; and (iv) performing such duties or functions as are customarily assigned to the President of a company. During the Employment Period, Houghton shall diligently perform his duties hereunder and devote

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substantially all of his working time for HFP and shall perform the services hereunder to the best of his ability and skill and in such a manner as to promote the best interest of the Company and HFP. As a matter of record, except for the companies listed below which are the companies Houghton currently serves as a Board member or trustee, Houghton shall not serve as a member or advisor to any additional Board of Directors or Trustees without the Company's written consent; provided, however, Houghton may serve as a member or advisor on behalf of other non-profit companies without the Company's consent:

                                  Steel Weld Company
                                  Cardinal Glennon Children's Hospital

                4.       TERM AS PRESIDENT.

                         (a) TERM OF EMPLOYMENT. Houghton's term as President
shall end with the earliest to occur of:

                                    (i) the death of Houghton;

                                    (ii) the discharge of Houghton "For Cause"
                         in accordance with paragraph 4(b) below;

                                    (iii) the discharge of Houghton because of a
                         "Disability" in accordance with paragraph 4(c) below;

                                    (iv) the voluntary resignation of Houghton,
                         after first having given 90 days' prior written notice to the Company;

                                    (v) HFP's material violation of any
                         provision of this Agreement; or

                                    (vi) the expiration of the original three
                         year term hereof.


                         (b) Termination for Cause. "For Cause" shall mean any
one or more of the following:

                                    (i) Houghton's engaging in fraud,
                         embezzlement, misappropriation of funds or like conduct against HFP;

                                    (ii) Houghton's commission of any crime
                         constituting a felony in the jurisdiction in which committed;

                                    (iii) Houghton's commission of any criminal
                         act against or involving HFP (whether or not a felony);

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                                    (iv) Houghton's material violation of any
                         provision of this Agreement;

                                    (v) Houghton's violation of any federal,
                         state or local law, regulation or ordinance relating to personal conduct in the workplace, such as laws, regulations or ordinances pertaining to discrimination or harassment;

                                    (vi) Houghton's breach of the
                         representations and warranties set forth in paragraph 7; or

                                    (vii) Houghton's breach of obligations set
                         forth in paragraphs (a) through (f) in paragraph 6.


                         (c) TERMINATION FOR DISABILITY. The Company may
terminate Houghton as President hereunder at any time because of a "Disability," which shall mean a physical or mental incapacity, whether partial or total, that has prevented or will prevent Houghton from exercising the powers or performing the duties assigned to him hereunder for a continuous period of three months or for shorter periods aggregating 5 months during any 12 month period.

                         (d) PAYMENTS AND BENEFITS UPON TERMINATION. In the
event of termination as President, pursuant to (c) above because of a Disability which prevents Houghton from rendering full-time services, the Company shall cause HFP to continue to pay Houghton's Base Salary, Annual Bonus, and Benefits set forth in 2(c) for the full fiscal year in which the disability occurs. All disability insurance proceeds received by Houghton as a result of insurance maintained by HFP shall be set off against the foregoing payment obligations. In the event Houghton is terminated For Cause, Houghton shall be entitled only to compensation and benefits provided in paragraph 2 relating to the period through the date of termination For Cause, and he shall immediately return the Company's vehicle. In the event of termination for any other reason except resignation as
Section 5 provides, the Company shall cause HFP to continue to pay Houghton's Base Salary and benefits through the Employment Period and to pay the Annual Bonus for the full year in which termination occurs. In addition, the Company shall cause HFP to continue to provide and/or pay for the then existing health care coverage to Houghton and/or his wife for the balance of the Employment Period.

                5. RESIGNATION. In the event of the voluntary resignation of Houghton, his right to compensation and benefits as provided in paragraph 2 shall terminate, and Houghton shall remain bound by the provisions of paragraph 6.


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                6.       PROPRIETARY RIGHTS.

                         (a) TRADE SECRETS. Houghton acknowledges that as a
result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential information of a special and unique nature relating to such matters as the Company's and its subsidiaries', including HFP's, trade secrets, systems, procedures, manuals, confidential reports, formulae, designs, application methods, parts lists, supplier lists, customer lists, price lists, pricing and sales information, marketing strategies and other financial information, drawings, business records, and other information which has not been published or disseminated or otherwise become a matter of general public knowledge ("Trade Secrets"). As an inducement to the Company to enter into this Agreement, Houghton promises not to use or disclose, directly or indirectly, any Trade Secrets to any person either during or after the Employment Period, except to other employees of the Company and its subsidiaries, including HFP, as necessary in the regular course of his employment, or except as otherwise expressly authorized in writing by the Company.

                         (b) CONFIDENTIALITY. Houghton promises that all
knowledge and information that he may acquire from the Company and its subsidiaries, including HFP, or from employees or consultants of the Company and its subsidiaries, including HFP, regarding the Trade Secrets and other confidential information shall for the period of time commencing as of the date of Houghton's termination or the date Houghton receives his last payment from HFP, whichever is later, and continuing for seven (7) years thereafter for all purposes be regarded as strictly confidential and held in trust and solely for the benefit and use of the Company and shall not, without the written permission of the Company, be directly or indirectly disclosed by Houghton to any person other than to the proper and duly authorized employees of the Company and its subsidiaries, including HFP.

                         (c) DISCOVERIES OF HOUGHTON. On behalf of Houghton, his
heirs and representatives, Houghton promises to promptly communicate and fully disclose to the Company and upon request shall, without additional compensation, assign and execute all papers necessary to assign to the Company or its nominees, free of encumbrance or restrictions, all inventions, ideas, designs, discoveries and improvements which pertain or relate to the business of the company, whether patentable or not, conceived or originated by Houghton solely or jointly with others, at the expense of the company, or at the facilities of the Company, or at the request of the Company, or in the course of Houghton's employment, or based on knowledge or information obtained during the course of Houghton's employment by the Company whether or not conceived during regular working hours. This provision relates to any matters conceived partially or fully during the term of this Agreement and within five years thereafter. All such assignments shall include the patent rights in this and all foreign countries. All such inventions, ideas, designs, discoveries and improvements shall be the exclusive property of the Company. Houghton shall assist the Company in obtaining patents

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on all such inventions, ideas, designs, discoveries and improvements deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others.

                         (d) INTELLECTUAL PROPERTY OF HOUGHTON. As a matter of
record, Houghton lists below a complete list of all inventions, ideas, design, discoveries and improvements, patented or unpatented, which Houghton has made or conceived prior to the commencement of Houghton's employment by the Company, it being understood that the inventions, ideas, designs, discoveries and improvements so listed are excluded from this Agreement: none.

                         (e) PROPERTY OF THE COMPANY. Houghton recognizes
further that all records, drawings, data, computer programs, samples, models and all other tangible materials or copies or extracts thereof relating to, in connection with or otherwise concerning the Company's operations, investigations or business, whether or not Trade Secrets, made or received by Houghton during his Employment Period, are and shall be the property of the Company exclusively, and without additional consideration, Houghton promises to keep the same at all times in the Company's custody and subject to the Company's control and to surrender the same at the termination of his employment if not before. All files, records, documents, drawings, specifications, equipment and information with respect to suppliers to the Company and customers of the Company, and similar items relating to the business of the company, whether prepared by Houghton or otherwise coming into the Company's possession, shall remain the exclusive property of the Company. Houghton further agrees that he will not make or retain any copies of any of the foregoing and that he will so represent to the Company upon termination of his employment hereunder.

                         (f) NON-COMPETITION. Houghton agrees that during the
Employment Period and the five years next following the termination of the Employment Period or the date Houghton receives his last payment from HFP, whichever is later, he will not directly or indirectly or by acting in concert with others, whether as an owner, employee, partner, shareholder, officer, licensor, licensee, trustee, principal, consultant, agent, individually or in any other capacity, engage in the business of the manufacture or sale of, or attempt to manufacture or sell, products or services similar in kind or similar in purpose to those products or services manufactured or sold by HFP, to any customer of HFP or to any person, firm or corporation in competition with HFP, nor employ or attempt to employ or solicit for any employment competitive with the Company or its subsidiaries, including HFP, any of the Company's or its subsidiaries', including HFP's, employees.

                           Houghton agrees that during his employment he will
undertake no planning for or organization of any business activity competitive with the work he performs as an employee of the Company or its subsidiaries, including HFP, nor will he combine or conspire with other employees of the Company or its subsidiaries, including HFP, for the purpose of organizing any such competitive business activity.


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                           If Houghton violates this restrictive covenant and
the Company brings legal action for injunctive or other relief, the Company shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of the restrictive covenant. Accordingly, the restrictive covenant shall be deemed to have the duration specified in this paragraph 6(f), computed from the date the relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Houghton.

                           If any court shall determine that the lack of
geographical limitation of any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenants set forth herein shall not thereby be permitted to be terminated but rather shall be deemed amended to the extent required to render it valid and enforceable. Such amendment shall apply only with respect to the operation of this paragraph in the jurisdiction of the court that has made the adjudication.

                         (g) Injunctive Relief. Houghton acknowledges that
breach by Houghton of the restrictive covenants set forth in paragraph 6 of this Agreement will irreparably injure the Company and/or HFP and the Company and/or HFP will not have an adequate remedy at law, Houghton, therefore, consents and agrees that for any threatened or actual violation or breach of any provisions of paragraph 6 of this Agreement, the Company will be entitled to equitable relief including without limitation a temporary and permanent injunction against Houghton, without the necessity of proving actual damage or the posting of a bond, in addition to any other legal rights and remedies that the Company may have.

                7. REPRESENTATIONS OF HOUGHTON. Houghton represents and warrants, on behalf of himself, his immediate family and any person, firm or corporation in which he has a substantial interest, that:

                         (a) They do not, and will not during the Employment
                Period, have any direct or indirect ownership interest in any entity with which HFP has a business relationship or competes with HFP, except that the ownership of investments at no time exceeding 1% of the issued and outstanding capital stock of a publicly-held corporation shall not constitute a breach of this representation and warranty; and

                         (b) The execution of this Agreement or his employment
                by the Company, will not break any agreement or covenant entered into by Houghton that is currently in effect.

                8. ACKNOWLEDGMENTS. Houghton hereby acknowledges that: (i) he has carefully read all of the terms of this Agreement and that such terms have been fully explained to him; (ii) he understands the consequences of each and every term of this Agreement; (iii) he has had sufficient time and opportunity to consult with his own legal advisor prior to signing this Agreement and that the Company has encouraged him to seek and he has had the benefit


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of legal counsel of his choice prior to signing this Agreement; (iv) he specifically understands that by signing this Agreement he is giving up certain rights he otherwise may have had, and that he is agreeing to limit his freedom to engage in certain employment during and after the term of this Agreement.

                9. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and, except as otherwise provided herein, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                10. REMEDIES CUMULATIVE. All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available.

                11. NOTICES. All notices and other communications hereunder shall be sent by facsimile, registered or certified mail as follows:

                         If to the Company:   Hawk Corporation
                                              (a Delaware corporation)
                                              200 Public Square
                                              Suite 29-2500
                                              Cleveland, Ohio 44114-2301
                                              Attention:  Ronald E. Weinberg
                                              Fax: (216) 861-4546

                         With a copy to:      Byron S. Krantz, Esq.
                                              Kohrman Jackson & Krantz P.L.L.
                                              20th Floor, One Cleveland Center
                                              Cleveland, Ohio 44114-1724
                                              Fax: (216) 621-6536

                         If to Houghton:      Timothy J.  Houghton
                                              501 Stone Ridge
                                              St. Louis, Missouri 63122

                         With a copy to:      Michael M.  Sayers, Esq.
                                              Summers, Compton, Wells & Hamburg
                                              8909 Ladue Road
                                              St. Louis, Missouri 63124
                                              Fax: (314) 991-2413


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or to such other address as may be specified by the parties by like notice and will b deemed when so delivered personally, or if mailed, two days after the date of mailing.

                12. ASSIGNMENT. This Agreement is a personal services contract and it is expressly agreed that the rights and interests of Houghton and the Company hereunder may not be sold, transferred, assigned, pledged or hypothecated; provided, however, that the Company may, in its sole discretion, assign this Agreement to HFP following the closing of the Stock Purchase Agreement, pursuant to the terms of an assignment agreement substantially in the form of Exhibit A attached hereto.

                13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, representatives, successors and permitted assigns.

                14. GOVERNING LAW AND JURISDICTION. This Agreement is governed by, and shall be construed and enforced in accordance with, the law (other than the law of conflicts) of the State of Delaware. The Company may enforce any claim arising out of or relating to this Agreement, in any federal court having subject matter jurisdiction and located in St. Louis, Missouri or any state court having subject matter jurisdiction and located in St. Louis County, Missouri. Each of the parties hereto consents and agrees to the jurisdiction of any state or federal court sitting in St. Louis County, Missouri and waives any objection based on venue or forum non conveniens with respect to any action instituted and agrees that any dispute concerning this Agreement shall be heard only in the Courts described above.

                15. CAPTIONS. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any provision hereof.

                16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and the same agreement.

                17. AMENDMENT; WAIVER. This Agreement may not be amended or modified other than by a writing signed by each of the parties hereto. No waiver or failure to act with respect to any breach or default hereunder shall be deemed to be a waiver with respect to any subsequent breach or default, whether of a similar or different nature.

                18. INDEMNIFICATION.

                         (a) To the maximum extent permitted under the Delaware
General Corporation Law, the Company shall indemnify Houghton if he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding,

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except that nothing herein contained shall be deemed to provide indemnification in the event the Company and/or any of its subsidiaries, individually or collectively, brings suit against Houghton.

                         (b) To the maximum extent permitted under the Delaware
General Corporation Law, the Company shall indemnify Houghton if he is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.

                19. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, including a certain employment agreement between Houghton and HFP dated January 1, 1993.


                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        HAWK CORPORATION

                                        By:   /s/ Norman C. Harbert
                                             ----------------------------------
                                        Its:             Chairman
                                             ----------------------------------


                                         /s/ Timothy J. Houghton
                                        ---------------------------------------
                                        TIMOTHY J. HOUGHTON



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